Exhibit 99.1

Press Release

For Immediate Release

Cowen Group, Inc. Announces 2010 Second Quarter Financial Results

New York, August 13, 2010 - Cowen Group, Inc. (NASDAQ: COWN) today announced its operating results for the second quarter ended June 30, 2010.

2010 Second Quarter GAAP Financial Overview

As a result of the business combination of Ramius LLC (“Ramius”) and Cowen Group, Inc. (“Cowen”) on November 2, 2009, the Company’s 2009 GAAP second quarter results reflect three months of legacy Ramius results only.  2010 GAAP second quarter results reflect three months of the combined business.  Similarly, GAAP results for the six month period ended June 30, 2009, include six months of legacy Ramius results only, whereas results for the six month period ended June 30, 2010, reflect six months of the combined business.

For the second quarter of 2010, the Company reported a GAAP net loss of $21.2 million, or $0.29 per share, compared to a GAAP net loss of $17.2 million in the second quarter of 2009, or $0.46 per share.  GAAP revenue in the 2010 second quarter was $55.0 million, as compared to $17.0 million in the prior year period.

For the six month period ended June 30, 2010, the Company reported a GAAP net loss of $34.2 million, or $0.47 per share, compared to a GAAP net loss of $26.0 million, or $0.69 per share, in the prior year period.  GAAP revenue in the 2010 first half was $111.3 million, as compared to $37.8 million in the prior year period.

Pro Forma Economic Income (Loss)

For the purpose of providing more detailed disclosure, the Company is also reporting pro forma economic income (loss) (“Economic Loss”) representing the combined second quarter and six month period ended June 30 results for both legacy Ramius and Cowen in 2009.  These figures reflect the combination of Economic Loss for each entity during these periods.

Throughout the remainder of this press release the Company presents Economic Loss financial measures that are not prepared in accordance with GAAP.  Economic Loss is considered by management to be a supplemental measure to the GAAP results and is intended to provide a more complete presentation of the Company’s performance as management measures it.  The primary differences between GAAP and Economic Loss are the elimination of the impact of consolidation for any of our funds (both 2009 and 2010), the exclusion of any goodwill impairment charges (there were no charges for goodwill impairment in either period) and the exclusion of reorganization expenses in connection with the transaction and transaction-related equity awards (2010 only).  For a more complete description of Economic Loss and a reconciliation of GAAP net income (loss) to Economic Loss for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section below.

Summary Information

•                 Revenue for the 2010 second quarter was $48.6 million, down 21% compared to $61.3 million in the second quarter of 2009.

•                 Economic Loss was $17.9 million for the 2010 second quarter, compared to $15.9 million in the second quarter of 2009.

•                 Compensation and benefits expense was reduced to $35.9 million for the 2010 second quarter, down 21% from $45.2 million in the second quarter of 2009.  2010 second quarter compensation included $1.0 million of severance and $1.6 million of expenses associated with activities for which the Company gets reimbursed.

•                 Non-compensation expenses decreased to $32.2 million, down 1% from $32.6 million in the second quarter of 2009. Non-compensation expenses in the quarter included $28.7 million of fixed non-compensation expenses and $3.5 million of variable non-compensation expenses, which include trade clearing and execution expenses.

•                 Assets under management increased to $7,893 million as of July 1, 2010, compared to $7,865 million as of April 1, 2010.  The increase resulted from net subscriptions of $110 million, including subscriptions of $502 million in the advisory business, partially offset by a performance-related depreciation in assets under management of $82 million.

•                 2010 second quarter investment loss was $2.9 million, as compared to investment income of $4.5 million in the prior year period.

•                 Investment banking revenues decreased by 16% to $9.9 million in the 2010 second quarter, as compared to $11.8 million in the prior year period.

•                 In the 2010 second quarter, brokerage revenues decreased 13% to $29.8 million versus $34.3 million in the prior year period

“Our second quarter performance was disappointing, particularly given our diverse business platform,” said Peter Cohen, Chairman and CEO.  “Notwithstanding the challenges of the current environment, the shortfall in banking revenues and decline in commission income, combined with a lower level of investment income, were the primary reasons for these results.

“We are not counting on the general environment to improve in order to make progress on our goal to return to profitability.  As a result, we are reducing staffing in investment banking verticals that have shown a consistent lack of progress in generating revenue and we have started accelerating cost saving actions in our business operations which will be implemented over the next few quarters.

“It is our stated goal to upgrade our origination efforts at Cowen and Company.  To that end, we have added a number of new professionals during the quarter and in July which we believe will enhance our product offerings and therefore the opportunity to increase revenues meaningfully in the coming quarters.  These include the launch of our Credit Fixed Income Group; the hiring of a new Head of Mergers and Acquisitions; the appointment of a new Head of Private Equity Capital Markets, who will focus on PIPEs and Registered Direct Offerings; and the hiring of a new Head of Equity Derivatives and Convertibles, who will be responsible for expanding the firm’s equity derivative capabilities and building out a presence in the convertible market.  These personnel investments are just some of the examples of how we plan to continue to build and improve our capabilities on the broker-dealer side of the business.

“For Ramius, during the quarter we were able to maintain the levels of assets under management despite a difficult performance environment.  More importantly, we have focused our efforts on products with significant growth potential and are seeing a positive reaction from clients.”

2010 Second Quarter Economic Loss

Overview

Economic Loss for the second quarter of 2010 was $17.9 million, as compared to an Economic Loss of $15.9 million for the second quarter of 2009.

Economic Loss described above excludes the impact of equity award expense related to grants made in connection with the business combination of $2.7 million in the second quarter of 2010.

Economic Loss excluding certain non-cash items was $12.8 million in the 2010 second quarter, as compared to $0.3 million in the second quarter of 2009.  Non-cash items are described in detail below and are reconciled to Economic Loss in the “Non-GAAP Financial Measures” section below.

Economic Loss in the second quarter of 2010 included non-cash deferred compensation expenses of $2.4 million, as compared to $7.7 million in the second quarter of 2009.

Economic Loss in the 2010 and 2009 second quarters included $0.4 million and $5.9 million, respectively, of non-cash, negative incentive fees due to the reversal of previously booked incentive fees in 2010, and, in 2009, a subordination agreement with an investor in certain real estate funds.

Other non-cash expenses include depreciation and amortization.  The depreciation and amortization expense for the second quarter of 2010 was $2.4 million, compared to $1.9 million in the second quarter of 2009.

Total Revenues

Total revenues for the 2010 second quarter were $48.6 million, a 21% decrease compared to revenue of $61.3 million in the second quarter of 2009.

The decrease in revenue was primarily due to an investment income loss; a reduction in brokerage revenue as weak cash equity volumes continued throughout the second quarter; lower management fees and a slight decline in investment banking fees.

Compensation and Benefits Expense

Compensation and benefits expense for the second quarter 2010 was $35.9 million, a 21% decline as compared to $45.2 million in the second quarter of 2009.  Compensation and benefits excludes transaction-related award expense of $2.7 million for the second quarter of 2010.

Employee compensation and benefits expense for the second quarter of 2010 included $2.4 million in share-based and other non-cash deferred compensation expense.   In addition, compensation and benefits expense for the 2010 second quarter included $1.0 million of severance expense and $1.6 million of expenses associated with activities for which the Company gets reimbursed.  Employee compensation and benefits expense as a percentage of total revenues was 74% in the second quarter.  Excluding severance and reimbursed compensation expense, employee compensation and benefits expense was 68% of revenue.

Non-Compensation Expenses

Non-compensation expenses for the 2010 second quarter were $32.2 million, down 1% compared to $32.6 million for the second quarter of 2009.  The year-over-year decrease in non-compensation expenses was the result of a decline in professional fees, and occupancy and equipment expenses; partially offset by an increase in depreciation and amortization, and marketing and business development expenses.

Non-compensation expenses in the quarter included $28.7 million of fixed non-compensation expenses and $3.5 million of variable non-compensation expenses, which include trade clearing and execution expenses.  As compared to the 2009 second quarter, fixed non-compensation expenses decreased by $0.5 million, or 2%, in the second quarter of 2010.

The Company believes it has the opportunity to consolidate its New York operations and intends to give up the majority of the office space at its Cowen and Company location.  As part of the consolidation, the Company plans to lease additional space at its 599 Lexington location, benefiting from the relatively low real estate rates.  The Company estimates that it will achieve cost savings of approximately $3 million per annum as a result of the New York consolidation over the next three years.

Alternative Asset Management

Assets Under Management

As of July 1, 2010, the Company had assets under management of $7,893 million compared to assets under management of $7,865 million as of April 1, 2010.  The $28 million increase in assets under management during this period resulted from $110 million in net subscriptions (including redemptions effective on July 1, 2010), partially offset by $82 million of performance-related depreciation in assets.

Refer to the “Assets under management by platform” table below for a breakout of total assets under management as of July 1, 2010.

Assets Under Management by Platform:

	Total Assets under Management
Platform	April 1, 2010		July 1, 2010		Primary Strategies
	(dollars in millions)

Hedge Funds	$1,703	(1)	$1,388	(1)	Multi-Strategy
					Single Strategy

Fund of Funds	1,801	(2)	1,737	(2)	Multi-Strategy
					Single Strategy
					Customized Solutions
					Hedging Strategies
					Commodity Trading Advisory

	555		1,057		Advisory

Real Estate (3)	1,628	(4)	1,628	(4)	Debt
					Equity

Cowen Healthcare Royalty Partners (5)	903	(4)	903	(4)	Royalty Interests

Other (6)	1,275		1,180		Cash Management
					Mortgage Advisory
Total	$7,865		$7,893

(1) This amount includes the Company’s invested capital of approximately $256 million and $197 million as of April 1, 2010, and July 1, 2010, respectively.

(2) This amount includes the Company’s invested capital of approximately $32 million and $30 million as of April 1, 2010, and July 1, 2010, respectively.

(3) Ramius owns between 30% and 55% of the general partners of the real estate business. We do not possess unilateral control over any of these general partners.

(4) This amount reflects committed capital.

(5) The Company shares the management fees from the CHRP Funds equally with the founders of the CHRP Funds. In addition, the Company receives a share of the carried interests of the general partners of the CHRP Funds of between 33.3% and 40.2%.

(6) Ramius’s cash management services business provides clients with investment guidelines for managing cash and establishes investment programs for managing their cash in separately managed accounts. Ramius also provides mortgage advisory services where Ramius manages collateralized debt obligations (“CDOs”) held by investors and liquidates CDOs that were historically managed by others.

Assets Under Management by Period:

	Three Months Ended	Three Months Ended
	April 1, 2010	July 1, 2010

Beginning Assets under Management (1)	$7,847,712	$7,865,150
Net Subscriptions (Redemptions)	(70,511)	110,195
Net Performance (2)	87,949	(82,103)
Ending Assets under Management	$7,865,150	$7,893,242

(1) Beginning assets under management is as of January 1, 2010, for the three months ended April 1, 2010, and as of April 1, 2010, for the three months ended July 1, 2010.

(2) Net performance is net of all management and incentive fees and includes the effect of any foreign exchange translation adjustments and leverage in certain funds.

Fund Performance

The table below sets forth performance information as of June 30, 2010, for the Company’s funds with assets greater than $200 million as well as information with respect to the firm’s single-strategy hedge funds. The performance reflected below is representative of the net return of the most recently issued full fee paying class of fund interests offered for the respective fund. The net returns are net of all management and incentive fees, and are calculated monthly based on the change in an investor’s current month ending equity as a percentage of their prior month’s ending equity, adjusted for the current month’s subscriptions and redemptions. Such returns are compounded monthly in calculating the final net year to date return.  Performance information for the Cowen Healthcare Royalty Partners funds are not presented due to existing confidentiality provisions.

Fund Performance by Period:

			Performance for
			3 Months Ended	6 Months Ended	Year Ended December 31,
Platform	Strategy	Largest Fund (1)	June 30, 2010	June 30, 2010	2009	2008		2007

Hedge Funds	Multi-Strategy	Ramius Multi-Strategy Fund Ltd	(1.20)%	1.02%	8.50%	(22.64	)%(2)	6.05%
		(Inception Jan. 1, 1996)

	Multi-Strategy	Ramius Enterprise LP	(1.48)%	0.43%	4.92%	(25.38	)%(2)	24.91	%(3)
		(Inception Jan. 1, 2008)

	Single Strategy	Ramius Value and Opportunity	(0.54)%	7.17%	16.88%	(20.81)%		6.34%
		Overseas Fund Ltd.
		(Inception Mar. 1, 2006)

	Single Strategy	Ramius Global Credit Fund LP (4)	3.38%	9.37%	4.06%	N/A		N/A
		(Inception Oct. 1, 2009)

Fund of Funds	Managed Accounts	Activist Portfolio with Hedging Overlay	(0.50)%	2.43%	12.03%	(8.90)%		2.47%
		(Inception Sept. 1, 2007)

Real Estate	Debt	RCG Longview Debt Fund IV, L.P. (5)	0.99%	3.92%	(19.46)%	(8.57)%		8.34%
		(Inception Nov. 12, 2007)

	Equity	RCG Longview Equity Fund, L.P. (5)	5.27%	13.28%	(0.87)%	(14.85)%		(3.64)%
		(Inception Nov. 22, 2006)

Other	Cash Management		0.19%	0.87%	(0.28)%	3.67%		5.24%

(1) Comprised of funds with assets under management greater than $200 million (excluding CHRP) and Ramius’s single-strategy funds. The inception date for a fund represents the initial date that the fund accepted capital from third party investors. As of July 1, 2010, the net assets of the funds presented above were $2.79 billion, or 35.4% of the total assets under management as of July 1, 2010 of $7.89 billion. These funds represent funds with net assets greater than $200 million (excluding CHRP) and Ramius’ single-strategy hedge funds. Excluded from the table above are funds with $5.10 billion in the aggregate, or 64.4% of total assets under management as of July 1, 2010. These include a total of 67 smaller individual funds and managed accounts, and the Cowen Healthcare Royalty Partners fund.

(2) Performance does not reflect any decrease in valuation for LBIE assets which have been segregated.

(3) Reflects returns on Ramius’s own invested capital prior to the creation of the Enterprise Fund with the application to such performance of (i) an annual management fee of 2% on average invested assets; (ii) an annual performance fee of 20% on net income; and (iii) annual estimated expenses of 0.26% on average invested assets.

(4) As of July 1, 2010, the Ramius Global Credit master fund had $88 million of assets under management, not including managed accounts, which had an additional $101 million in assets under management.

(5) Returns for each period represent net internal rates of return to limited partners after management fees and incentive allocations, if any, and are computed on a year-to-year basis consistent with industry standards. Incentive allocations are computed based on a hypothetical liquidation of net assets of each fund as of the balance sheet date. Returns are calculated for the investors as a whole. The computation of such returns for an individual investor may vary from these returns based on different management fee and incentive arrangements and the timing of capital transactions. The hypothetical liquidation value may not reflect the ultimate value that may be realized from the real estate investments, particularly given the relatively long period of time that the real estate investments may be held under the terms of the real estate fund documents.

The hedge funds and fund of funds listed above have perpetual high-water marks.  These high-water marks require the funds to recover cumulative losses before the Company can begin to earn incentive income in 2010 and beyond on the assets that suffered losses in 2008.  Since December 2009, the Activist Portfolio with Hedging Overlay Fund has achieved returns in excess of its high-water mark threshold for an investor who had participated fully in the 2008 loss and the subsequent gains.  In order for the Company to earn an incentive fee from an investor who had participated fully in the 2008 loss and the subsequent gains for the Ramius Value and Opportunity Overseas Fund Ltd, the fund would have to increase its respective net asset value by 0.77%, net of management fees.

Management Fees:

Revenue from management fees was $12.2 million in the second quarter of 2010, a decrease of $4.1 million, or 25%, compared to $16.3 million in the second quarter of 2009.  The decrease in management fees was the result of a net decline in assets under management over the course of the last year.  As compared to the 2010 first quarter, revenue from management fees declined by $0.5 million, or 4%.  While total assets under management increased slightly compared to the 2010 first quarter, revenue from management fees declined as a result of a decrease in the average management fee, which fell from 0.65% in the first quarter to 0.62% in the second quarter.

Incentive Income:

The Company had an incentive income loss of $0.5 million in the second quarter of 2010 largely due to a reduction in the incentive income that the Company had accrued in the 2010 first quarter for certain fund of funds products as a result of performance in the second quarter.  Incentive income loss decreased by $5.4 in the 2010 second quarter compared to an investment income loss of $5.9 million in the 2009 second quarter due to the winding down of the impact of claw back and subordination provisions for an investor in certain real estate funds.  Incentive income in the 2010 first quarter was $2.0 million.

Investment Income:

The Company had an investment income loss of $2.9 million in the second quarter of 2010 primarily due to the adverse equity market environment that persisted through the quarter, particularly in the month of May.  Investment income decreased by $7.4 million and $14.3 million compared to investment income gains of $4.5 million and $11.4 million in the 2009 second quarter and 2010 first quarter, respectively.

Brokerage

The Company’s brokerage revenue decreased $4.5 million, or 13%, to $29.8 million for the 2010 second quarter, compared to $34.3 million in the second quarter of 2009. As compared to the 2010 first quarter, brokerage revenue increased by $0.2 million from $29.6 million.

The second quarter decrease was primarily associated with decreased customer activity in the Company’s facilitation business as cash equities volumes continue to decline as compared to 2009.

Investment Banking

Investment banking revenue was $9.9 million in the second quarter of 2010, a decrease of $1.9 million, or 16%, compared to $11.8 million in the second quarter of 2009.  The second quarter’s results reflected decreased revenue from strategic advisory and private placement and registered direct activities, which were partially offset by an increase in equity underwriting revenue.  As compared to the first quarter of 2010, investment banking revenue in the second quarter increased by $3.9 million, or 65%, primarily due to an increase in revenues generated from strategic advisory and equity underwriting activities.

•                  Underwriting revenue was $3.5 million in the second quarter of 2010, an increase of $3.2 million and $2.1 million compared to $0.3 million in the prior year period and $1.4 million in the first quarter of 2010, respectively.  During the second quarter of 2010, the Company completed eight underwritten transactions with an aggregate transaction value of $782 million, as compared to one transaction in the second quarter of 2009 with a transaction value of $225 million, and four transactions in the first quarter with a value of $379 million.

•                  Private placement and registered direct revenue was $0.8 million in the second quarter of 2010, a decrease of $1.2 million compared to $2.0 million in the second quarter of 2009 and an increase of $0.2 million compared to $0.6 million in the first quarter.  During the second quarter of 2010, the Company completed one private transaction, as compared to three transactions in the second quarter of 2009 and one transaction in the first quarter.

•                  Strategic advisory revenue was $5.6 million in the second quarter of 2010, a decrease of $4.0 million compared to $9.6 million in the second quarter of 2009 and an increase of $1.6 million compared to $4.0 million in the first quarter.  During the second quarter of 2010, the Company completed three strategic advisory assignments with an undisclosed aggregate transaction value, as compared to three assignments completed in the second quarter of 2009 with an aggregate disclosed value of $1.3 billion (including the $1.2 billion sale of Gmarket to eBay) and four assignments completed in the first quarter with an aggregate disclosed value of $148 million.

Earnings Conference Call with Management

The Company will host a conference call to discuss its second quarter financial results on Friday, August 13, 2010, at 9:00 am EST.  The call can be accessed by dialing 1-866-783-2137 domestic or 1-857-350-1596 international.  The passcode for the call is 29791176.  A replay of the call will be available beginning at 12:00 pm August 13, 2010 through August 20, 2010.  To listen to the replay of this call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 26373604.  The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm providing alternative investment management, investment banking, research, and sales and trading services through its business units, Ramius and Cowen and Company. Its alternative investment management products include hedge funds, fund of funds, real estate, healthcare royalty funds and cash management, offered primarily under the Ramius name. Cowen and Company offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:	Cowen Group, Inc.
CONTACT:	Chris White, Chief of Staff
Cowen Group, Inc.
646-562-1197

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues
Investment banking	$9,938	$—	$15,943	$—
Brokerage	29,793	—	59,369	—
Management fees	8,881	10,923	18,151	22,434
Incentive income	(100)	—	1,994	—
Interest and dividends	1,380	87	2,183	178
Reimbursement from affiliates	1,741	2,096	3,484	5,490
Other	398	669	1,020	1,688
Consolidated Funds
Interest and dividends	2,965	3,241	8,746	7,867
Other	4	16	370	100
Total revenues	55,000	17,032	111,260	37,757
Expenses
Employee compensation and benefits	38,547	13,879	81,980	28,786
Floor brokerage and trade execution	3,945	—	8,973	—
Interest and dividends	621	338	1,067	687
Professional, advisory and other fees	2,879	7,162	5,267	9,170
Service fees	4,034	—	7,853	—
Communications	3,153	253	6,454	527
Occupancy and equipment	5,845	2,542	11,474	5,073
Depreciation and amortization	2,390	1,198	4,884	2,434
Client services and business development	4,379	1,828	8,544	3,313
Other	4,710	2,514	12,092	5,253
Consolidated Funds
Interest and dividends	(177)	2,221	1,390	4,631
Professional, advisory and other fees	831	867	1,509	1,707
Floor brokerage and trade execution	285	—	994	—
Other	243	55	447	182
Total expenses	71,685	32,857	152,928	61,763
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	249	(4,235)	1,774	(3,976)
Consolidated Funds net gains (losses):
Net realized and unrealized gains (losses) on investments and other transactions	(8,211)	19,620	11,006	32,287
Net realized and unrealized gains (losses) on derivatives	720	(7,543)	500	(24,898)
Net gains (losses) on foreign currency transactions	777	(2,818)	52	(1,477)
Total other income (loss)	(6,465)	5,024	13,332	1,936

Loss before income taxes	(23,150)	(10,801)	(28,336)	(22,070)
Income tax expense (benefit)	599	17	333	(49)
Net loss	(23,749)	(10,818)	(28,669)	(22,021)
(Net income) loss attributable to noncontrolling interests in consolidated subsidiaries	2,552	(6,393)	(5,504)	(3,989)
Net loss attributable to Cowen Group, Inc.	$(21,197)	$(17,211)	$(34,173)	$(26,010)
Earnings (loss) per share:
Basic	$(0.29)	$(0.46)	$(0.47)	$(0.69)
Diluted	$(0.29)	$(0.46)	$(0.47)	$(0.69)

Weighted average shares used in per share data:
Basic	72,693	37,537	72,601	37,537
Diluted	72,693	37,537	72,601	37,537

Other Metrics at June 30, 2010 and 2009
Cowen Group, Inc. stockholders’ equity	$448,594	$306,843
Common shares outstanding	74,966	37,537
Book value per share	$5.98	$8.17
Tangible book value per share *	$5.43	$7.63

*        Tangible book value per share, a non-GAAP financial measure, at June 30, 2010, is calculated as follows: Cowen Group, Inc. stockholders’ equity, less $41.8 million of goodwill and intangible assets, divided by common shares outstanding.  Tangible book value per share at June 30, 2009, is calculated as follows: Cowen Group, Inc. stockholders’ equity, less $20.4 million of goodwill and intangible assets, divided by common shares outstanding.

Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as pro forma Economic Loss and pro forma Economic Loss excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its business and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

Pro Forma Economic Loss

Pro forma Economic Loss may not be comparable to similarly titled measures used by other companies. Cowen uses pro forma Economic Loss as a measure of its operating performance, not as a measure of liquidity. Pro forma Economic Loss should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. As a result of the adjustments made to arrive at pro forma Economic Loss described below, pro forma Economic Loss has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Pro forma Economic Loss is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

In general, pro forma Economic Loss is a pre-tax measure that (i) presents the Company’s results of operations without the impact resulting from the consolidation of any of the funds, (ii) excludes goodwill impairment, and (iii) excludes the reorganization expenses for the transaction and one-time equity awards made in connection with the transaction. In addition, pro forma Economic Loss revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For GAAP purposes, these items are included in each of their respective line items. Pro forma Economic Loss revenues also includes management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities. For GAAP purposes, all of these items are recorded in other income (loss). In addition, pro forma Economic Income expenses are reduced by reimbursement from affiliates, which for GAAP purposes is shown as part of revenue.

Additionally, we have reported in this press release our pro forma Economic Loss excluding certain non-cash expenses.  We have adjusted pro forma Economic Loss by the following non-cash expense items:

•                  Depreciation and amortization,

•                  Share-based and other non-cash deferred compensation expense, and

•                  Real estate related incentive fee losses due to certain claw back and subordination agreements with investors in certain real estate funds.

Management believes that the non-GAAP calculation of pro forma Economic Loss excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Pro Forma Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues
Investment banking	$9,938	$11,848	$15,943	$17,075
Brokerage	29,793	34,273	59,369	70,283
Management fees	12,160	16,267	24,774	33,110
Incentive income	(450)	(5,853)	1,532	(7,975)
Investment income	(2,912)	4,508	8,509	4,069
Other revenue	82	231	155	590
Total revenues	48,611	61,274	110,282	117,152
Expenses
Employee compensation and benefits	35,878	45,198	77,198	89,148
Interest and dividends	353	330	469	672
Non-Compensation expenses	32,206	32,560	65,457	63,637
Reimbursement from affiliates	(1,897)	(2,342)	(3,784)	(5,756)
Total expenses	66,540	75,746	139,340	147,701
Net economic income (loss) before non-controlling Interests	(17,929)	(14,472)	(29,058)	(30,549)
Non-controlling interests	—	(1,401)	—	(1,029)
Pro forma economic income (loss)	$(17,929)	$(15,873)	$(29,058)	$(31,578)

Pro Forma Economic Income (Loss) Excluding Certain Non-cash Items

Pro forma economic income (loss)	$(17,929)	$(15,873)	$(29,058)	$(31,578)
Exclusion of depreciation and amortization expense	2,390	1,901	4,884	3,939
Exclusion of share-based and other non-cash deferred compensation expense	2,424	7,739	4,473	16,271
Exclusion of real estate related incentive fee loss	350	5,903	461	8,026
Pro Forma Economic Income (Loss) Excluding Certain Non-cash Items	$(12,765)	$(330)	$(19,240)	$(3,342)

Cowen Group, Inc.

Unaudited Reconciliation of Pro Forma Economic Income and GAAP Income for the Three Months Ended June 30, 2010

(Dollar amounts in thousands)

	Three Months Ended June 30, 2010
		Adjustments
	GAAP	Other		Funds	Pro Forma
	Income	Adjustments		Consolidation	Economic Income
Revenues
Investment banking	$9,938	—		—	$9,938
Brokerage	29,793	—		—	29,793
Management fees	8,881	2,480	(a)	799	12,160
Incentive income	(100)	(350	)(a)	—	(450)
Investment Income	—	(2,912	)(c)	—	(2,912)
Interest and dividends	1,380	(1,380	)(c)	—	—
Reimbursement from affiliates	1,741	(1,896	)(b)	155	—
Other Revenue	398	(316	)(c)	—	82
Consolidated Funds	2,969	—		(2,969)	—
Total revenues	55,000	(4,374)		(2,015)	48,611

Expenses
Compensation & Benefits	38,547	(2,669)		—	35,878
Interest and dividends	621	(268	)(c)	—	353
Non-compensation expenses	31,335	871	(c)(d)	—	32,206
Reimbursement from affiliates	—	(1,897	)(b)	—	(1,897)
Consolidated Funds	1,182	—		(1,182)	—
Total expenses	71,685	(3,963)		(1,182)	66,540

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	249	(249	)(c)	—	—
Consolidated Funds net gains (losses)	(6,714)	3,329		3,385	—
Total other income (loss)	(6,465)	3,080		3,385	—

Income (loss) before income taxes and non-controlling interests	(23,150)	2,669		2,552	(17,929)

Income taxes (Benefit)	599	(599	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(23,749)	3,268		2,552	(17,929)

(Income) loss attributable to non-controlling interests	2,552	—		(2,552)	—
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(21,197)	$3,268		—	$(17,929)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of revenues of certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes our income from proprietary trading, net of related expenses.

(d) Economic Income recognizes our proportionate share of expenses for certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Pro Forma Economic Income and GAAP Income for the Three Months Ended June 30, 2009

(Dollar amounts in thousands)

	Three Months Ended June 30, 2009
		Adjustments
	GAAP	Other		Three Months	Funds	Pro Forma
	Income	Adjustments		Legacy Cowen	Consolidation	Economic Income
Revenues
Investment banking	—	—		$11,848	—	$11,848
Brokerage	—	—		34,273	—	34,273
Management fees	10,923	2,075	(a)	2,234	1,035	16,267
Incentive income	—	(5,853	)(a)	—		(5,853)
Investment Income	—	3,412	(c)	1,096		4,508
Interest and dividends	87	(87	)(c)	—		—
Reimbursement from affiliates	2,096	(2,342	)(b)	—	246	—
Other Revenue	669	(438	)(c)	—		231
Consolidated Funds	3,257			—	(3,257)	—
Total revenues	17,032	(3,233)		49,451	(1,976)	61,274

Expenses
Compensation & Benefits	13,879	(69)		31,388	—	45,198
Interest and dividends	338	(8	)(c)	—	—	330
Non-compensation expenses	15,497	(4,356	)(c)(d)	21,419	—	32,560
Reimbursement from affiliates	—	(2,342	)(b)	—	—	(2,342)
Consolidated Funds	3,143	—		—	(3,143)	—
Total expenses	32,857	(6,775)		52,807	(3,143)	75,746

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	(4,235)	4,235	(c)	—	—	—
Consolidated Funds net gains (losses)	9,259	(3,045)		—	(6,214)	—
Total other income (loss)	5,024	1,190		—	(6,214)	—

Income (loss) before income taxes and non-controlling interests	(10,801)	4,732		(3,356)	(5,047)	(14,472)

Income taxes (Benefit)	17	(17	)(b)	—	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(10,818)	4,749		(3,356)	(5,047)	(14,472)

(Income) loss attributable to non-controlling interests	(6,393)	—		(55)	5,047	(1,401)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(17,211)	$4,749		$(3,411)	—	$(15,873)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Three Months Legacy Cowen:    The impact of legacy Cowen’s operating results for the three month period ended June 30, 2009, are included in Economic Income, but are not included in GAAP income.

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of revenues of certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes our income from proprietary trading net of related expenses.

(d) Economic Income recognizes our proportionate share of expenses for certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Pro Forma Economic Income and GAAP Income for the Six Months Ended June 30, 2010

(Dollar amounts in thousands)

	Six Months Ended June 30, 2010
		Adjustments
	GAAP	Other		Funds	Pro Forma
	Income	Adjustments		Consolidation	Economic Income
Revenues
Investment banking	$15,943	—		—	$15,943
Brokerage	59,369	—		—	59,369
Management fees	18,151	4,929	(a)	1,694	24,774
Incentive income	1,994	(462	)(a)	—	1,532
Investment Income	—	8,509	(c)	—	8,509
Interest and dividends	2,183	(2,183	)(c)	—	—
Reimbursement from affiliates	3,484	(3,784	)(b)	300	—
Other Revenue	1,020	(865	)(c)	—	155
Consolidated Funds	9,116	—		(9,116)	—
Total revenues	111,260	6,144		(7,122)	110,282

Expenses
Compensation & Benefits	81,980	(4,782)		—	77,198
Interest and dividends	1,067	(598	)(c)	—	469
Non-compensation expenses	65,541	(84	)(c)(d)	—	65,457
Reimbursement from affiliates	—	(3,784	)(b)	—	(3,784)
Consolidated Funds	4,340	—		(4,340)	—
Total expenses	152,928	(9,248)		(4,340)	139,340

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	1,774	(1,774	)(c)	—	—
Consolidated Funds net gains (losses)	11,558	(8,836)		(2,722)	—
Total other income (loss)	13,332	(10,610)		(2,722)	—

Income (loss) before income taxes and non-controlling interests	(28,336)	4,782		(5,504)	(29,058)

Income taxes (Benefit)	333	(333	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(28,669)	5,115		(5,504)	(29,058)

(Income) loss attributable to non-controlling interests	(5,504)	—		5,504	—
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(34,173)	$5,115		—	$(29,058)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of revenues of certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes our income from proprietary trading, net of related expenses.

(d) Economic Income recognizes our proportionate share of expenses for certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Pro Forma Economic Income and GAAP Income for the Six Months Ended June 30, 2009

(Dollar amounts in thousands)

	Six Months Ended June 30, 2009
		Adjustments
	GAAP	Other		Six Months	Funds	Pro Forma
	Income	Adjustments		Legacy Cowen	Consolidation	Economic Income
Revenues
Investment banking	—	—		$17,075	—	$17,075
Brokerage	—	—		70,283	—	70,283
Management fees	22,434	4,128	(a)	4,481	2,067	33,110
Incentive income	—	(7,975	)(a)	—	—	(7,975)
Investment Income	—	2,792	(c)	1,277	—	4,069
Interest and dividends	178	(178	)(c)	—	—	—
Reimbursement from affiliates	5,490	(5,755	)(b)	—	265	—
Other Revenue	1,688	(1,098	)(c)	—	—	590
Consolidated Funds	7,967	—		—	(7,967)	—
Total revenues	37,757	(8,086)		93,116	(5,635)	117,152

Expenses
Compensation & Benefits	28,786	(171)		60,533	—	89,148
Interest and dividends	687	(15	)(c)	—	—	672
Non-compensation expenses	25,770	(4,863	)(c)(d)	42,730	—	63,637
Reimbursement from affiliates	—	(5,756	)(b)	—	—	(5,756)
Consolidated Funds	6,520	—		—	(6,520)	—
Total expenses	61,763	(10,805)		103,263	(6,520)	147,701

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	(3,976)	3,976	(c)	—	—	—
Consolidated Funds net gains (losses)	5,912	(1,963)		—	(3,949)	—
Total other income (loss)	1,936	2,013		—	(3,949)	—

Income (loss) before income taxes and non-controlling interests	(22,070)	4,732		(10,147)	(3,064)	(30,549)

Income taxes (Benefit)	(49)	49	(b)	—	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(22,021)	4,683		(10,147)	(3,064)	(30,549)

(Income) loss attributable to non-controlling interests	(3,989)			(104)	3,064	(1,029)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(26,010)	$4,683		$(10,251)	—	$(31,578)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Six Months Legacy Cowen:    The impact of legacy Cowen’s operating results for the six month period ended June 30, 2009, are included in Economic Income, but are not included in GAAP income.

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of revenues of certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes our income from proprietary trading net of related expenses.

(d) Economic Income recognizes our proportionate share of expenses for certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.